UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards Under the Bristow Group Inc. 2007 Long Term Incentive Plan.

On June 12, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc., a Delaware corporation (the “Company”), approved awards of stock options, restricted stock units and long-term performance cash to each of the Named Executive Officers listed below under the Bristow Group Inc. 2007 Long Term Incentive Plan (as amended, the “2007 Plan”):

Name	Stock Options	Restricted Stock Units	Performance Cash (at target)
Jonathan E. Baliff	306,571	111,753	$1,645,000
L. Don Miller	154,450	56,301	$828,750
Brian J. Allman	35,363	12,891	$189,750

The exercise price per share for the stock options is $7.03, the closing price of our Common Stock on the June 12, 2017 grant date. Each of the stock options has a ten-year term starting on the grant date of June 12, 2017. The options will vest in annual installments of one-third each beginning on the first anniversary of the grant date. Restricted stock units will vest in full on the third anniversary of the grant date, subject to satisfaction of the minimum performance objective described below.

One half of each performance cash award will be earned depending on how the Company’s total shareholder return (“TSR”) ranks among the companies included in the Simmons & Company Offshore Transportation Services group of companies over a three-year performance period ending March 31, 2020. The cash payout with respect to TSR performance over the three-year performance period then can range from 50% to 200% of the target amount for TSR ranging from the 25th percentile to the 75th percentile. Any payout of the performance cash awards is subject to satisfaction of the minimum performance objective described below. Additionally, in the event that the Company’s TSR over the three-year performance period is negative, then the participants cannot receive more than the targeted amount of performance cash regardless of the ultimate ranging within the Simmons & Company Offshore Transportation Services group for the period. Alternatively, if the Company’s TSR over the three-year performance period is at least 20%, then the participants cannot receive less than the targeted amount of performance cash regardless of the ultimate ranking.

The other half of each performance cash award will be earned based on absolute performance in respect of improved average adjusted earnings per share for the Company over the three-year performance period beginning on April 1, 2017. The adjusted earnings per share for fiscal year 2017 was an adjusted loss of $2.13 per share, so the Compensation Committee decided that the target for such performance cash award will be equal to two-thirds of the difference between such amount and zero, i.e. an average adjusted loss of $0.71 per share for the three fiscal years of the three year performance cycle. The threshold average adjusted earnings per share will be set at $0.70 less than the targeted amount, i.e., an average adjusted loss of $1.41 per share for the three fiscal years of the performance cycle, at which the entry multiple will be zero. The maximum average adjusted earnings per share will be set at $1.40 more than the targeted amount, i.e., an average adjusted earnings per share of $0.69. Linear interpolation will be used to determine the appropriate multiple for achievement between these levels. The cash payout can range from 0% to 300% of the target for average adjusted earnings per share over the three-year performance period.

The Compensation Committee established a minimum performance objective applicable to restricted stock units and long-term performance cash awards authorized on June 12, 2017. The minimum performance objective is positive earnings before interest, taxes, depreciation, amortization and rent during any fiscal quarter commencing with the fiscal quarter beginning July 1, 2017 and ending prior to the vesting of the restricted stock units and prior to the end of the performance cycle applicable to such long-term performance cash awards. If the minimum performance objective is not satisfied, the Named Executive Officers will forfeit the fiscal year 2018 grants of restricted stock units and long-term performance cash awards. If the minimum performance objective is satisfied, the Named Executive Officers will be eligible to earn the full restricted stock unit award subject to time-based vesting and will be eligible for the maximum award under the long-term performance cash awards subject to reduction based on relative TSR and absolute adjusted earnings per share improvement, individual performance and the discretion of the Compensation Committee.

Each of the awards under the 2007 Plan is dependent on the Named Executive Officer’s continued employment with the Company, subject to the conditions and exceptions specified in the awards.

The foregoing description of stock options, restricted stock units and performance cash awards is qualified in its entirety by the Summaries of Terms and Conditions of stock option, restricted stock unit and performance cash awards attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Awards Under the Bristow Group Inc. Fiscal Year 2017 Annual Incentive Compensation Plan.

On June 12, 2017, the Compensation Committee approved the payment of bonuses to participants of the Bristow Group Inc. Fiscal Year 2017 Annual Incentive Compensation Plan (the “2017 Plan”) which was approved on June 7, 2016 as disclosed in our prior Form 8-K filed on June 9, 2016, in which certain key employees of the Company, including each of the Named Executive Officers listed below, are eligible to participate. The 2017 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Bristow Value Added (“BVA”), safety measures and a portion related to individual performance, all as defined in the 2017 Plan. The Compensation Committee also established on June 7, 2016 a minimum performance objective for officers of the Company set forth in the Supplement to the 2017 Plan (which was disclosed in our prior Form 8-K filed on June 9, 2016) of positive earnings before interest, taxes, depreciation and amortization for any fiscal quarter during fiscal year 2017 commencing with the fiscal quarter commencing July 1, 2016. If the minimum performance objective was not satisfied, the Named Executive Officers would not have been entitled to any award under the 2017 Plan. However, given that the minimum performance objective was satisfied as previously determined and certified by the Compensation Committee and confirmed on June 12, 2017, each Named Executive Officer listed below was eligible to earn the applicable maximum award under the 2017 Plan, which was subsequently reduced at the discretion of the Compensation Committee based on Company performance relative to BVA and safety measures and individual performance. The amounts paid were derived after confirming satisfaction of the minimum performance objective and reviewing the performance goals in comparison to actual fiscal year 2017 results. The following are the amounts approved for the applicable Named Executive Officers:

Name	Award Amount
L. Don Miller	$143,045
Brian J. Allman	$48,616

Prior to the Compensation Committee’s consideration of his award, Jonathan Baliff, our Chief Executive Officer, advised that he would not accept an annual cash incentive award for fiscal year 2017 in recognition of the continuing challenges faced by the Company as a result of the oil and gas market downturn and other external events such as the grounding of the Airbus Helicopters H225 fleet. Subject to execution of a severance agreement, certain of our former executive officers who departed the Company prior to June 12, 2017 will be entitled to receive payments under the 2017 Plan.

Fiscal Year 2018 Annual Incentive Compensation Plan.

On June 12, 2017, the Compensation Committee approved the Bristow Group Inc. Fiscal Year 2018 Annual Incentive Compensation Plan (the “2018 Plan”) involving a redesign of the Company’s executive compensation program intended to align better with the Company’s business strategy while at the same time addressing specific concerns raised by stockholders who met with the chairman of the Compensation Committee and management regarding share dilution, financial metrics and certain performance cash measurement and payment practices. Certain key employees of the Company, including each of the Named Executive Officers are eligible to participate in the 2018 Plan. The 2018 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Return on Invested Capital, safety measures and a portion related to the Company’s STRIVE performance goals, all as defined in the 2018 Plan. The Compensation Committee also established a minimum performance objective for officers of the Company set forth in the Supplement to the 2018 Plan of positive earnings before interest, taxes, depreciation, amortization and rent during any fiscal quarter during fiscal year 2018 commencing with the fiscal quarter beginning July 1, 2017. If the minimum performance objective is not satisfied, the Named Executive

Officers will not be entitled to any award under the 2018 Plan. If the minimum performance objective is satisfied, each Named Executive Officer will be eligible to earn the applicable maximum award under the 2018 Plan, subject to reduction for Company performance relative to certain Return on Invested Capital measures, safety measures, individual performance with respect to the Company’s STRIVE performance goals and the discretion of the Compensation Committee. The following are the target and maximum participation levels expressed as a percentage of annual salary for each of the Named Executive Officers listed below:

Name	Target Level	Maximum
Jonathan E. Baliff	100%	250.0%
L. Don Miller	75%	187.5%
Brian J. Allman	50%	125.0%

The foregoing description of the 2018 Plan and the Supplement thereto is qualified in its entirety by the 2018 Plan and the Supplement, copies of which are attached hereto as Exhibits 10.4 and 10.5, respectively.

Retention Agreements.

On June 12, 2017, the Compensation Committee entered into a retention agreement (each, a “Retention Agreement”) with each of the following executives in order to incentivize their continued employment with the Company with high performance, with the following amounts to be awarded:

Name	Amount of Award
L. Don Miller	$250,000
Brian J. Allman	$125,000

Subject to remaining employed in good standing, at the time of payment, 50% of the award amount shall be paid to the executive on December 29, 2017, and the remaining 50% shall be paid on June 29, 2018. Any unpaid portion of the award will be forfeited upon termination of the executive, except to the extent to which the executive is entitled to severance benefits under the Company’s Management Severance Benefits Plan for U.S. Employees, in which case the executive will remain entitled to receive any unpaid installment(s) payable pursuant to his or her Retention Agreement as of the date of termination, which shall be paid on the applicable payment date

The description of the Retention Agreements set forth above is qualified in its entirety by the Retention Agreements, which are filed as Exhibits 10.6 and 10.7 hereto.

On June 12, 2017, the Compensation Committee approved amendments to the Company’s Management Severance Benefits Plan for U.S. Employees and Management Severance Benefits Plan for Non-U.S. Employees (together, the “Severance Policy”). Under the Severance Policy as amended, (i) change-in-control termination payments are now based on a “double trigger” requiring both the completion of a change-in-control transaction as well as an involuntary termination without “Cause” as defined in the Severance Policy to ensure such amounts will not be paid when employment continues or the individual elects to resign voluntarily, (ii) for terminations not in connection with a change-in-control, cash severance multiples are limited to the individual’s base salary and do not include a multiple of target bonus, while all participants remain entitled to a pro-rata target bonus for the year of termination, and (iii) the Severance Policy provides for the immediate forfeiture of any unvested equity and cash incentive awards made on or after June 12, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Terms and Conditions of Nonqualified Stock Option Award

10.2	Summary of Terms and Conditions of Officer Restricted Stock Unit Award

10.3	Summary of Terms and Conditions of Officer Performance Cash Award

10.4	Bristow Group Inc. Fiscal Year 2018 Annual Incentive Compensation Plan

10.5	Supplement to Bristow Group Inc. Fiscal Year 2018 Annual Incentive Compensation Plan

10.6	Retention Agreement between the Company and L. Don Miller, dated June 12, 2017

10.7	Retention Agreement between the Company and Brian J. Allman, dated June 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC. (Registrant)

Date: June 16, 2017	By:	/s/ David C. Searle
David C. Searle
Interim General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Terms and Conditions of Nonqualified Stock Option Award

10.2	Summary of Terms and Conditions of Officer Restricted Stock Unit Award

10.3	Summary of Terms and Conditions of Officer Performance Cash Award

10.4	Bristow Group Inc. Fiscal Year 2018 Annual Incentive Compensation Plan

10.5	Supplement to Bristow Group Inc. Fiscal Year 2018 Annual Incentive Compensation Plan

10.6	Retention Agreement between the Company and L. Don Miller, dated June 12, 2017

10.7	Retention Agreement between the Company and Brian J. Allman, dated June 14, 2017

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